UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: September 20, 2011

Education Realty Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Oak Court Drive, Suite 300 Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 20, 2011, Education Realty Trust, Inc. (the “Company”) and Education Realty Operating Partnership, LP entered into an Equity Distribution Agreement (the “Agreement”) with KeyBanc Capital Markets, Inc. (the “Sales Agent”).  Pursuant to the terms and conditions of the Agreement, the Company may, from time to time, issue and sell through or to the Sales Agent, as sales agent and/or principal, shares of its common stock, $0.01 par value per share, having an aggregate offering amount of up to $50,000,000 (the “Shares”). Sales of the Shares, if any, will depend upon market conditions and other factors to be determined by the Company and may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on the New York Stock Exchange, at market prices or as otherwise agreed to with the Sales Agent (the “2011 Program”). The Company has no obligation to sell any of the Shares under the 2011 Program, and may at any time suspend offers under the Agreement or terminate the Agreement.

The Sales Agent will be entitled to a commission that will not exceed 2% of the gross offering proceeds of Shares sold through it as sales agent. Under the terms of the Agreement, the Company also may sell Shares to the Sales Agent as principal, pursuant to a separate agreement, for its own account at a price agreed upon in writing at the time of sale.

When acting as sales agent under the Agreement, the Sales Agent has agreed, subject to the terms and conditions of the Agreement, to use its commercially reasonable efforts to execute any order that the Company submits to it under the Agreement and with respect to which the Sales Agent has agreed to act as the Company’s sales agent.

The Company intends to use any net proceeds from the sale of its Shares under the Agreement for general corporate purposes, which may from time to time include funding or partially funding the acquisition or the development of collegiate housing communities, the improvement of collegiate housing communities or the repayment of debt.

An affiliate of the Sales Agent is a lender and agent under the Company’s senior secured revolving credit facility. The Sales Agent and its affiliates have provided and in the future may continue to provide investment banking, commercial banking, corporate trust and other financial services to the Company and its affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-161493), and a prospectus supplement relating to the Shares will be filed with the Securities and Exchange Commission.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

The foregoing descriptions of the material terms of the Agreement and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of the Equity Distribution Agreement, which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

2010 Equity Distribution Program

As previously disclosed in the Company’s filings with the Securities and Exchange Commission, on June 2, 2010, the Company entered into two equity distribution agreements, pursuant to which the Company could issue and sell shares of its common stock having an aggregate offering amount of up to $50 million (the “2010 Program”).  As of September 20, 2011, during the third quarter of 2011, the Company had sold 3,341,000 million shares of common stock pursuant to the 2010 Program for net proceeds of $29.6 million.  As of September 20, 2011, the Company had sold an aggregate of 5,132,600 million shares of common stock pursuant to the 2010 Program for gross proceeds of $42.8 million and net proceeds of approximately $42.2 million.

As of September 20, 2011, the Company had 75,570,836 shares of common stock outstanding.  The 2010 Program automatically terminates upon the sale of shares of common stock for aggregate gross proceeds of $50 million.

Additional Federal Income Tax Considerations

The recently enacted Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010, or the 2010 Tax Relief Act, extended the 2001 and 2003 federal income tax rates through 2012 for taxpayers that are taxable as individuals, trusts or estates. The provisions that have been extended include, without limitation, provisions related to the reduced maximum federal income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers at individual rates, reduced individual income tax rates on ordinary income, the application of the 15% tax rate to qualified dividend income, and certain other tax rate provisions. The 2010 Tax Relief Act also extends the reduced 28% backup withholding rate through 2012.

For taxable years beginning after December 31, 2013, if certain disclosure requirements related to U.S. accounts or ownership are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on dividends received by (i) U.S. stockholders that own their stock through foreign accounts or foreign intermediaries and (ii) certain non-U.S. stockholders. In addition, for taxable years beginning after December 31, 2014, if certain disclosure requirements related to U.S. accounts or ownership are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds of sale in respect of our common stock received by (i) U.S. stockholders that own their stock through foreign accounts or foreign intermediaries and (ii) certain non-U.S. stockholders. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement dated September 20, 2011 among Education Realty Trust, Inc., Education Realty Operating Partnership, LP and KeyBanc Capital Markets Inc.
5.1	Opinion of Venable LLP regarding legality of shares.
8.1	Opinion of Bass, Berry & Sims PLC regarding tax matters.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: September 20, 2011	By:	/s/ Randall H. Brown
Randall H. Brown Executive Vice President, Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Equity Distribution Agreement dated September 20, 2011 among the Education Realty Trust, Inc., Education Realty Operating Partnership, LP and KeyBanc Capital Markets Inc.
5.1	Opinion of Venable LLP regarding legality of shares.
8.1	Opinion of Bass, Berry & Sims PLC regarding tax matters.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 8.1).